Exhibit 10.7

AMENDED AND RESTATED

MANAGEMENT, SERVICE & MARKETING SUPPORT AGREEMENT

BY AND BETWEEN

COLUMBIA MANAGEMENT INVESTMENT ADVISERS, LLC

COLUMBIA MANAGEMENT INVESTMENT SERVICES CORP.

AND

RIVERSOURCE LIFE INSURANCE COMPANY

This Amended and Restated Management, Service & Marketing Support Agreement (the “Agreement”) is made and entered into as of January 1, 2011, by and between Columbia Management Investment Advisers, LLC (“CMIA”), a Minnesota limited liability company, Columbia Management Investment Services Corp. (“CMISC”), a Minnesota corporation, and RiverSource Life Insurance Company (“RSLIC”), a Minnesota corporation.

WHEREAS, on January 1, 2007, RiverSource Investments, LLC (now known as CMIA), RiverSource Service Corporation (now known as CMISC) and RiverSource Life Insurance Company (collectively, the “Original Signatories”) entered into the original version of this Amended and Restated Management, Service & Marketing Support Agreement (such original version, the “Original Version”); and

WHEREAS, subsequent to January 1, 2007, and prior to the execution of this Agreement, the names of some of the Original Signatories changed, with RiverSource Investments, LLC having become known as Columbia Management Investment Advisers, LLC, and RiverSource Service Corporation having become known as Columbia Management Investment Services Corp.; and

WHEREAS, CMIA, CMISC and RSLIC now desire to amend the Original Version and to restate their entire agreement with respect to the subject matter hereof in this Amended and Restated Management, Service & Marketing Support Agreement; and

WHEREAS, RiverSource Variable Series Trust (the “Registrant”), on behalf of all funds underlying the Registrant except RiverSource Variable Portfolio — Core Equity Fund (collectively, the “Underlying Funds”), has contracted with (1) CMIA to provide investment management and related services to the Underlying Funds and (2) CMISC to provide transfer agency and shareholder services to contract owners and policy holders of the variable contracts with subaccounts investing in the Underlying Funds; and

WHEREAS, the Registrant, on behalf of RiverSource Variable Portfolio — Core Equity Fund (“VP Core Equity Fund”), has contracted with CMIA to provide investment management and related services to VP Core Equity Fund and transfer agency and shareholder services to contract owners and policy holders of the variable contracts with subaccounts investing in VP Core Equity Fund; and

WHEREAS, the Underlying Funds and VP Core Equity Fund (collectively, the “Funds”) are made available primarily as investment options underlying variable annuity and variable life insurance contracts offered by RSLIC and its subsidiaries; and

WHEREAS, CMISC desires that RSLIC provide certain services in connection with the servicing of contract owners and policy holders who own Funds through the variable contracts offered by RSLIC; and

WHEREAS, CMIA desires that RSLIC provide certain services in connection with the servicing of contract owners and policy holders who own Funds, other than VP Core Equity Fund, and further desires to pay from its own resources financial support to RSLIC to help promote, and support the offer, sale, and servicing of shares of Funds (other than VP Core Equity Fund) offered through some or all of RSLIC’s variable contracts and, with respect to VP Core Equity Fund, CMIA desires that RSLIC provide certain services in connection with the servicing of contract owners and policy holders who own VP Core Equity Fund through the variable contracts offered by RSLIC.

NOW, THEREFORE, in consideration of their mutual promises, the parties agree as follows:

Duties of RiverSource Life Insurance Company

Section 1.01.         With respect to shareholder servicing, RSLIC will provide the following services:

(1)           Subaccount Transactions.  Upon the request of a contract owner or policy holder, purchases, redemptions, exchanges and transfers of units representing interests in Fund shares (“units”), and other permissible legal actions, with respect to units, shall be processed in a timely fashion, in accordance with the terms of the variable contract and related prospectus.

(2)           Communication with Transfer Agent.  RSLIC will process contract owner and policy holder requests with respect to units and communicate with the transfer agent net transactions in shares for the Funds.

(3)           Lost or Stolen Checks.  RSLIC will replace lost or stolen checks issued to contract owners and policy holders upon receipt of proper notification.

(4)           Valuation Adjustments (as-of-costs) to Unit Value.  RSLIC will calculate and process valuation adjustments for contract owners and policy holders.

(5)           Contract Owner List Maintenance.  RSLIC shall maintain all contract owner and policy holder accounts, which shall contain all required tax, legal and regulatory information; shall prepare shareholder mailing lists; shall cause to be delivered all required prospectuses, annual reports, semiannual reports, statements of additional information (upon request), proxies and other communications.

(6)           Contract Owner Reporting; Statements and Confirmations.  RSLIC shall confirm each transaction either at the time of the transaction or through periodic reports as may be legally permitted.

(7)           Compliance Controls and Support.  RSLIC will provide adequate oversight of applicable rules and regulations affecting the units and the variable contracts.

Section 1.02.         With respect to the promotion and support of the offer, sale, and servicing of Underlying Fund shares, RSLIC will provide the following services:

(1)           Provide general fund management services including development, pricing and marketing.

(2)           Permit marketing and/or educational personnel to meet with RSLIC’s registered representatives and/or other applicable personnel for the purpose of informing and explaining the features and characteristics of the Underlying Funds and the benefits and risks of investments in the Underlying Funds.

(3)           Permit marketing and educational materials regarding the Underlying Funds to RSLIC’s registered representatives and/or other applicable personnel.

(4)           Regularly include information about the Underlying Funds in internal sales communications for RSLIC’s registered representatives and/or other applicable personnel.

(5)           Assign registered representatives to each Underlying Fund shareholder account in RSLIC’s records and reassign such account should a registered representative assigned to such account leave RSLIC’s firm.

(6)           List all Underlying Funds on RSLIC’s product list and provide adequate opportunities to provide information to RSLIC for its conducting of due diligence on the Underlying Funds for their inclusion in any of RSLIC’s “approved” or “preferred” (or similar) lists of investment vehicles.

(7)           Permit participation in marketing and educational events for RSLIC’s registered representatives and/or other applicable personnel regarding the Underlying Funds.

(8)           Perform other marketing support, educational services and activities and shareholder servicing activities, as determined by RSLIC either in its sole discretion or in consultation with CMIA.

Section 1.03.         Ownership and Confidentiality of Records.

(1)           The parties agree that all records prepared or maintained by them relating to the services to be performed by them under the terms of this Agreement are the property of the Funds and may be inspected by the Funds or any person retained by the Funds at reasonable times.  The Funds and the parties agree to protect the confidentiality of those records.

(2)           Regulation S-P.

(a)           In accordance with Regulation S-P of the Securities and Exchange Commission, “Nonpublic Personal Information” includes (i) all personally identifiable financial information; (ii) any list, description, or other grouping of consumers (and publicly available information pertaining to them) that is derived using any personally identifiable financial information that is not publicly available information; and (iii) any information derived therefrom.

(b)           The parties must not use or disclose Nonpublic Personal Information for any purpose other than to carry out the purpose for which Nonpublic Personal Information was provided to them as set forth in this Agreement, and agree to cause the parties and their employees, agents, representatives, or any other party to whom they may provide access to or disclose Nonpublic Personal Information to limit the use and disclosure of Nonpublic Personal Information to that purpose.

(c)           The parties agree to implement appropriate measures designed to ensure the security and confidentiality of Nonpublic Personal Information, to protect such information against any anticipated threats or hazards to the security or integrity of such information, and to protect against unauthorized access to, or use of, Nonpublic Personal Information that could result in substantial harm or inconvenience to any contract owner or policy holder; the parties further agree to cause all their agents, representatives, subcontractors, or any other party to whom they may provide access to, or disclose, Nonpublic Personal Information to implement appropriate measures designed to meet the objectives set forth in this paragraph.

(d)           With respect only to the provisions of this Section 1.03(2), the parties agree to indemnify and hold harmless the Funds, and any officer or director of the Funds, against losses, claims, damages, expenses, or liabilities to which the Funds, or any officer or director of the Funds, may become subject as the result of (i) a material breach of the provisions of this section of the Agreement or (ii) any acts or omissions of the parties, or of any of their officers, directors, employees, or agents, that are not substantially in accordance with this Agreement, including, but not limited to, any violation of any federal statute or regulation.  Notwithstanding the foregoing, no party will be entitled to indemnification pursuant to this Section 1.03(2)(d) if such loss, claim, damage, expense, or liability is due to the willful misfeasance, bad faith, gross negligence, or reckless disregard of duty by the party seeking indemnification.

Section 1.04.         With respect to all duties and responsibilities of the parties hereunder, each party may provide any or all such services directly, or it may contract with one of its affiliates for the provision of such services, but in such event, each party will remain responsible for the delivery of all services in accordance with the terms of this Agreement.

Section 1.05.         Each party will be responsible for maintaining all required records, memoranda, instructions or authorizations relating to the services it performs under this Agreement.  Each party will provide copies of or access to such records, memoranda, instructions or authorizations to the other party as requested.

Section 1.06.         Each party will furnish the other party, or its designated affiliate, any information reasonably requested with respect to its services performed or to be performed under this Agreement.

Section 1.07.         Each party agrees to be responsible for the maintenance of an adequate organization of competent persons to provide the services and perform the functions mentioned herein.

Compensation for Services.

Section 2.01.         In consideration of the services provided by RSLIC, CMIA and CMISC agree to pay RSLIC a fee as set forth in Schedule A.

Section 2.02.         Fees are payable as soon as possible after the close of the month, and in any event, will be paid no later than the last business day of the month following the month for which services were provided.

Miscellaneous

Section 3.01.         It is understood and agreed that in furnishing the Funds with the services as herein provided, neither RSLIC, or any officer, director or agent thereof will be liable to the Funds or their creditors, CMIA, CMISC, or any officer, director or agent thereof for errors of judgment or for anything except willful misfeasance, bad faith or gross negligence in the performance of its duties, or reckless disregard of its obligations and duties under the terms of this Agreement.  It is further understood and agreed that RSLIC may rely upon information furnished to it reasonably believed to be accurate and reliable.

Section 3.02.         It is understood and agreed that in furnishing the Funds with the services as herein provided, neither CMIA, CMISC, or any officer, director or agent thereof will be liable to the Funds or their creditors, RSLIC, or any officer, director or agent thereof for errors of judgment or for anything except willful misfeasance, bad faith or gross negligence in the performance of its duties, or reckless disregard of its obligations and duties under the terms of this Agreement.  It is further understood and agreed that CMIA and CMISC may rely upon information furnished to it reasonably believed to be accurate and reliable.

Section 3.03.         This Agreement will extend to and will be binding on the parties hereto, and their respective successors and assigns; provided, however, that this Agreement will not be assignable without the written consent of the other parties.

Section 3.04.         This Agreement will be governed by the laws of the State of Minnesota.

Termination and Amendment

Section 4.01.         This Agreement may be amended or modified by a written agreement executed by all parties.

Section 4.02.         This Agreement will remain in effect from year to year until terminated.  Any party will have the right to terminate this Agreement upon 60 days’ written notice to the other parties.

Arbitration

Section 5.01.         Any unresolved dispute under this Agreement between CMIA, CMISC and RSLIC shall be decided by binding arbitration.  The arbitration shall be conducted by a sole arbitrator selected by unanimous agreement of the concerned parties hereto as the case may be, or if unanimous agreement cannot be reached then by drawing lots.  Decisions of the arbitrator shall be final and there shall be no appeal from the arbitrator’s decisions.  The arbitration shall be conducted in accordance with the rules of the American Arbitration Association unless the concerned parties decide otherwise, in which case the latter decisions will apply as to the applicable rules for arbitration.  The place of arbitration will be Minneapolis, Minnesota, USA.

IN WITNESS THEREOF, the parties hereto have executed the foregoing Agreement.

COLUMBIA MANAGEMENT INVESTMENT ADVISERS, LLC

By:	/s/ Beth Ann Brown

Name:	Beth Ann Brown

Title:	Senior Vice President

COLUMBIA MANAGEMENT INVESTMENT SERVICES CORP.

By:	/s/ Stephen T. Welsh

Name:	Stephen T. Welsh

Title:	President

RIVERSOURCE LIFE INSURANCE COMPANY

By:	/s/ John R. Woerner

Name:	John R. Woerner

Title:	Chairman of the Board and President

Schedule A

I.      For each Fund except VP Core Equity Fund and the VP Funds of Funds (VP Funds of Funds include: Variable Portfolio — Aggressive Portfolio, Variable Portfolio — Conservative Portfolio, Variable Portfolio — Moderate Portfolio, Variable Portfolio — Moderately Aggressive Portfolio and Variable Portfolio — Moderately Conservative Portfolio), the fee for services provided with respect to transfer agency and shareholder servicing shall be equal to 0.06% (6 basis points).  In addition, to the extent RSLIC incurs any out-of-pocket expenses related to the Funds, as set forth below, RSLIC shall be reimbursed by CMISC monthly for the following out-of-pocket expenses (for each Fund except VP Core Equity Fund and the VP Funds of Funds):

•      typesetting, printing, paper, envelopes, imaging, mailroom services, postage and return postage for proxy soliciting material, and proxy tabulation costs

•      printing, paper, envelopes, imaging, mailroom services and postage for records of account, purchase confirmations, exchange confirmations and exchange prospectuses, redemption confirmations, redemption checks, and any other communication required to be sent to shareholders, contract owners and policy holders

•      typesetting, printing, paper, envelopes, imaging, mailroom services and postage for prospectuses, annual and semiannual reports, statements of additional information, supplements for prospectuses and statements of additional information and other required mailings to shareholders, contract owners and policy holders

•      other expenses incurred at the request or with the consent of the Fund

II.    A.  For all services provided to each Fund other than Disciplined Asset Allocation Portfolios (“DAAP Funds”, as defined below) and VP Funds of Funds by RSLIC  (i) with respect to investment management and related services (if any), and (ii) for marketing and servicing support and, (iii) with respect to VP Core Equity Fund, transfer agency and shareholder servicing hereunder, CMIA will pay a fee to RSLIC.  (DAAP Funds include: Disciplined Asset Allocation Portfolios — Aggressive, Disciplined Asset Allocation Portfolios — Conservative, Disciplined Asset Allocation Portfolios — Moderate, Disciplined Asset Allocation Portfolios — Moderately Aggressive, Disciplined Asset Allocation Portfolios — Moderately Conservative).  The fee will be calculated as follows:

1.     The rate, to be used prospectively, will be calculated as soon as possible after year end.  The rate will be calculated as follows, using actual data from the previous year:

a.     Calculate the average daily net asset balance of the funds described in II(A) above;

b.     Determine the total compensation paid to the investment manager by these funds;

c.     Divide the total of the fees determined under II(A)(1)(b)  of this Schedule A by the average daily fund balances determined under II(A)(1)(a) of this Schedule A to arrive at the effective investment manager fee in basis points;

d.     Determine the total investment management costs, excluding subadvisory expenses, incurred by CMIA for these funds;

e.     Take the result under II(A)(1)(d) of this Schedule A times a reasonable profit margin as determined by a review of asset management peer companies’ profit margins, economic conditions  and consideration of internal hurdle rates;

f.      Determine the total subadvisory expenses paid to third parties by CMIA for these funds;

g.     Take the result under II(A)(1)(f) of this Schedule A times a reasonable profit margin as determined by a review of internal profit margins on subadvised funds;

h.     Add the results determined under II(A)(1)(e) and II(A)(1)(g);

i.      Divide the result determined under II(A)(1)(h) of this Schedule A by the average daily fund balances determined under II(A)(1)(a) of this Schedule A to derive the total basis points of investment management expense;

j.      Subtract the total basis points investment management expense determined under II(A)(1)(i) of this Schedule A from the effective investment manager fee in total basis points determined under II(A)(1)(c) of this Schedule A.

If the rate as calculated above is negative, the parties agree that it will be applied as if it were zero.

2.     The fee transferred from CMIA to RSLIC each month will be calculated as follows:

a.     At the end of each month, use the average daily net asset balance of the funds described in II(A) above during the month just ended;

b.     Take the rate calculated in II(A)(1) of this Schedule A times the average daily net assets;

c.     Divide the result by 12 to get the monthly fee to transfer from CMIA to RSLIC.

3.     In the event that (i) an acquisition, disposition, merger, consolidation, asset purchase, asset sale or other transaction affecting the average daily net asset balance of the Funds (a “Transaction”) occurs during a calendar year (a “Current Year”) after the prospective rate for that year has been calculated in accordance with Section II(A)(1) of this Schedule A, then (ii) the prospective rate may be recalculated in accordance with Section II(A)(1), except that the recalculation will be based on actual  Current Year data. A final adjustment will be recorded in the fourth quarter of each calendar year based on the difference between the estimated monthly fees paid by CMIA and the amount of fees actually owed to RSLIC based on application of the recalculated rate to actual year-to-date data.

B. [Intentionally omitted.]